Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (April 30, 2024)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

The first quarter of 2024 was a great start of the year for Diamondback. The Company continues to execute with production and capital expenditures meeting expectations. Additionally, we generated $1.3 billion of net cash provided by operating activities and nearly $800 million in Free Cash Flow with 50% of that Cash Flow returned to our stockholders through a combination of our base dividend, variable dividend and share buybacks.

Last week, our stockholders voted to approve our transformational combination with Endeavor Energy Resources, L.P. (“Endeavor”), creating the “must-own” North American independent oil company. As a reminder, the combined business will have an unmatched depth of high-quality inventory in the core of the Midland Basin, which, when combined with Diamondback’s cost structure, is set to generate significant long-term Free Cash Flow accretion to our stockholders.

On April 29, 2024, we received a second request for information and documents from the Federal Trade Commission. This second request was factored into our previously announced closing timeline. We still expect the Endeavor transaction to close in the fourth quarter of this year and will provide more information when possible.

Production:
First quarter oil production of 273.3 MBO/d was at the high end of our quarterly guidance range of 270 - 274 MBO/d. Looking ahead to the second quarter, we expect our oil production to stay relatively flat, with guidance of 271 – 275 MBO/d. We continue to target a capital program designed to maintain fourth quarter 2023 oil production levels. By focusing on capital efficiency and increasing our Free Cash Flow, we feel we are executing a plan that creates the most value for our stockholders in the current macro environment.

On the pricing side, oil realizations stayed relatively flat quarter over quarter at 98% of West Texas Intermediate ("WTI") pricing. We expect to realize at least 95% of WTI when WTI is at least $65 per barrel, with most quarters (like the first quarter) above that number.

NGL realizations increased quarter over quarter, while natural gas realizations decreased quarter over quarter due to lower pricing, particularly as WAHA basis pricing declined significantly. We have the majority of our basis exposure hedged protecting this very small portion of our cash flow stream. More importantly, we have not experienced any gas takeaway issues and are confident that our product will continue to move to market. About a third of our gas production exits the basin on our pipeline space, and we will continue to find ways to increase this percentage as our contracts allow. We will also do our part to try and help new gas pipeline projects reach FID as more takeaway is needed out of the basin.

Capital Expenditures:
Cash capex for the first quarter was $609 million and near the high end of our quarterly guidance range, but down 6% quarter over quarter. In the first quarter we drilled 69 wells in the Midland Basin with an average lateral length of over 13,000 feet per well drilled, an 11% increase quarter over quarter and our longest quarterly average to date. This contributed to improved capital efficiency on the drilling side, where our costs were down approximately 10% per foot. In addition to the benefits we are seeing by drilling longer laterals, we are also seeing price reductions, with our average rig fleet rates now down nearly 20% since the peak in the first quarter of 2023.

We are currently utilizing four simulfrac crews, consisting of two diesel powered fleets and two e-fleets. Our completions team continues to push the limits of efficiency and we are now averaging over 3,200 completed lateral feet per day. We are seeing cost savings of approximately $10 per foot when comparing an e-fleet to a diesel fleet and are currently powering both e-fleets with residue gas (vs. CNG), which reduces costs further.

As we move into the second quarter, we expect capital costs to remain flat and within a guidance range of $580 - $620 million. We remain comfortable with our full year 2024 capex guidance of $2.30 - $2.55 billion. As a reminder, the midpoint of this capital guidance range is down 10% year over year due to a combination of lower well costs and lower activity needed to maintain fourth quarter 2023 oil production.

Operating Costs:
Total cash operating costs increased by $0.69 per BOE quarter over quarter primarily because of an increase to production and ad valorem taxes as well as cash G&A. Production and ad valorem taxes per BOE were up 16% quarter over quarter but still under our full year guidance range of ~7% of revenue. Cash G&A per BOE was up 29% quarter over quarter primarily due to various one-time items. We expect cash G&A to decrease throughout the year and are comfortable maintaining our guidance range of $0.55 - $0.65 per BOE.

Earlier this month, we successfully priced a multi-tranche senior notes offering totaling $5.5 billion at an average coupon rate of approximately 5.5%. The proceeds from this offering will be used to partially fund the cash portion of the Endeavor merger. As a result of this offering, we have increased our full-year net interest expense guidance range to $1.65 - $1.85 per BOE.

Return of Capital:
We generated $1.3 billion of Net Cash Provided by Operating Activities ($1.4 billion after adjusting for working capital changes) and $791 million of Free Cash Flow in the first quarter. As conveyed previously in our Endeavor merger announcement, we have reduced our go-forward return of capital commitment to at least 50% of Free Cash Flow from at least 75% previously. This gives us the flexibility to allocate more Free Cash Flow to quickly pay down debt. Therefore, we will distribute $396 million to shareholders this quarter, including $162 million ($0.90 per share) in the form of our base dividend.

We repurchased 279,266 shares in the first quarter for a cost of approximately $42 million ($149.50 per share average). Because we did not return 50% of first quarter Free Cash Flow through the combination of our base dividend and executed buybacks, we are paying a variable cash dividend of $192 million ($1.07 per share) to keep our stockholders whole on our return of capital commitment. We have not repurchased any shares so far in the second quarter.

Balance Sheet:
Total debt and net debt ended the quarter at $6.8 billion and $5.9 billion, respectively. Net debt decreased by over $330 million quarter over quarter due to Free Cash Flow generation and Diamondback’s previously announced sale of Viper common stock. Pro forma for our $5.5 billion Senior Notes offering completed earlier this month, our total consolidated debt is approximately $12.3 billion. Our near-term goal will be to get pro forma net debt below $10 billion, which will be done through Free Cash Flow generation and potentially supplemented with non-core asset sales. Our long-term priority is to maintain a leverage ratio of approximately 0.5x at mid-cycle oil pricing, or approximately $6 to $8 billion in net debt. We feel we can achieve this goal within the next couple of years solely by dedicating 50% of Free Cash Flow to debt paydown.

Other Business:
We continue to focus on operational excellence, maintaining our industry leading cost-structure and differentiated operational execution. We look forward to closing the Endeavor merger, which we believe will make us not only bigger, but better. The sound industrial logic and accretive nature of the transaction has resonated with our stockholder base and validates our acquire and exploit strategy.

We are confident that the best is yet to come. Thank you for your interest in Diamondback Energy.

Travis D. Stice
Chairman of the Board and Chief Executive Officer

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding the proposed business combination transaction between Diamondback and Endeavor; future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures), including the proposed transaction; the expected amount and timing of synergies from the proposed transaction; the anticipated timing of the proposed transaction; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the proposed Endeavor transaction on anticipated terms and timing or at all, including obtaining regulatory approval and satisfying other conditions to the completion of the transaction; uncertainties as to whether the proposed transaction, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all; Diamondback’s ability to integrate Endeavor’s operations in a successful manner and in the expected time period; the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed transaction; risks that the anticipated tax treatment of the proposed transaction is not obtained; unforeseen or unknown liabilities; unexpected future capital expenditures; litigation relating to the proposed transaction; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the pendency, or completion of the proposed transaction on the parties’ business relationships and business generally; risks that the proposed transaction disrupts current plans and operations of Diamondback or Endeavor and their respective management teams and potential difficulties in retaining employees as a result of the proposed transaction; the risks related to Diamondback’s financing of the proposed transaction; potential negative effects of the pendency or completion of the proposed transaction on the market price of Diamondback’s common stock and/or operating results; rating agency actions and Diamondback’s ability to access short- and long-term debt markets on a timely and affordable basis; changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors/; and those risks more fully described in the definitive proxy statement on Schedule 14A filed with the SEC in connection with the proposed transaction.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), including free cash flow. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results posted on Diamondback's website at www.diamondbackenergy.com/investors/. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.